Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hancock Fabrics, Inc. (the “Hancock”) on Form 10-Q for the period ended July 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Steven R. Morgan, interim President and Chief Executive Officer of Hancock and Robert W. Driskell, Executive Vice President and Chief Financial Officer of Hancock, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: September 13, 2011

/s/ Steven R. Morgan
Steven R. Morgan
Interim President and Chief Executive Officer
(Principal Executive Officer)

/s/ Robert W. Driskell
Robert W. Driskell
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)